EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                               TIIEWEBDIGEST CORP.

         I, the undersigned, being of legal age and a natural person, do hereby subscribe to, acknowledge and file the following Articles of Incorporation for the purpose of creating a corporation under the laws of the State of Florida.

                         ARTICLE I: NAME OF CORPORATION
                         ------------------------------

         The name and address of the initial principal office of the Corporation is:

                  THEWEBDIGEST CORP.
                  5100 West Copans Road, Suite 710
                  Margate, Florida 33063

                          ARTICLE II: REGISTERED AGENT
                          ----------------------------

The initial registered agent of this Corporation shall be Steve Adelstein, 5100 West Copans Road, Suite 710, Margate, Florida 33063.

                              ARTICLE III: PURPOSE
                              --------------------

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act ("FBCA") of the State of Florida.

                        ARTICLE IV: DESIGNATION OF SHARES
                        ---------------------------------

         1. The aggregate number of shares which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, comprised of one hundred million (100,000,000) common shares, having a par value of $0.001 per share, and ten million (10,000,000) preferred shares, having par value of $0.001 per share.

         2. PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Baud of Directors of the Corporation (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights, qualifications, limitations or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

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                  (c) the redemption provisions, if any, applicable to such
         series, including the redemption price or prices to be paid;

                  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

                  (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the price or prices or the rates of exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

                  (h) the provisions, if any, of a sinking fund applicable to such series; and (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

         3. COMMON STOCK. The holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

                               ARTICLE V: MEETINGS
                               -------------------

         Subject to the rights of the holders of any series of Preferred Stock:

         (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

         (b) special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board or Chief Executive Officer, (ii) within 10 calendar days after receipt by the Secretary of the Corporation of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies, or (iii) by holders of not less than ten percent (10%) of the outstanding voting stock..

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At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation.

                      ARTICLE VI: MANAGEMENT OF CORPORATION
                      -------------------------------------

         1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of any holders of any class or series of capital stock as specified in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for such class or series of capital stock, the Board of Directors shall consist of at least one director, the exact number of directors to be determined from time to time solely by the Board of Directors.

         2. Subject to the rights of the holders of any class or series of capital stock as specified in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for such class or series of capital stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors, including those created through the death or resignation of an incumbent director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

                          ARTICLE VII: INDEMNIFICATION
                          ----------------------------

         The directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the FBCA as from time to time in effect.

                            ARTICLE XI: INCORPORATOR
                            ------------------------

         The name and address of the incorporator is: Steve Adelstein, 5100 West Copans Road, Suite 710, Margate, Florida 33063.


IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a Corporation to do business both within and without the State of Florida, under the laws of Florida, make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true, and hereunto set my hand and seal this 14TH day of September, 2007.

                  /s/ Steve Adelstein
                  -------------------
                  Steve Adelstein

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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                    ----------------------------------------

         Having been named the statutory agent of the above Corporation at the place designated in this Certificate, I hereby accept the same and agree to act in this capacity, and agree to comply with the provisions of Florida law relative to keeping the registered office open.

         Dated this 14th day of September, 2007.


                                        /s/ Steve Adelstein
                                        -------------------
                                        Steve Adelstein
                                        Registered Agent

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